UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

April 19, 2006

Scheid Vineyards Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22857	77-0461833
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

305 Hilltown Road
Salinas, California 93908
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(831) 455-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2: below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On April 19, 2006, Scheid Vineyards Inc. (the “Company”) mailed its Schedule 14C Definitive Information Statement (the “Information Statement”) to its stockholders of record, describing a 1-for-5 reverse stock split (the “Reverse Stock Split”) of the Company’s Class A and Class B Common Stock. As a result of the Reverse Stock Split, the holders of record of the Company’s Class A Common Stock will be reduced to less than 300. The purpose of the Reverse Stock Split is to position the Company to be able to terminate the registration of its Class A Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) so that the Company will no longer be required to file periodic reports and other information with the Securities and Exchange Commission (the “SEC”).

The Company intends to effect the Reverse Stock Split by filing an amendment to its Certificate of Incorporation (the “Amendment”) with the Delaware Secretary of State, which will be effective on May 12, 2006. On the effective date of the Amendment, stockholders holding fewer than five (5) shares immediately prior to the effectiveness of the Amendment, and stockholders holding a number of shares not evenly divisible by five (5), of either Class A or Class B Common Stock, will receive a cash payment in the amount of $9.25 per pre-split share, in lieu of a fraction of a share of new Class A Common Stock and/or new Class B Common Stock that would otherwise be issued following the Reverse Stock Split.

On or about May 12, 2006, the Company intends to file a Form 15 with the SEC which will terminate the registration of its Class A Common Stock under the Exchange Act. The Company anticipates that it will continue future operations as a non-reporting company, thereby relieving it of the costs, administrative burdens and competitive disadvantages associated with operating as an SEC reporting company. In connection with the SEC deregistration process, the Company will request that Nasdaq delist its Class A Common Stock from The Nasdaq SmallCap Market as of the close of business on May 12, 2006. Thereafter, the Company anticipates that its shares of Class A Common Stock will be traded on the Pink Sheets Electronic Quotation Service, but can make no assurances that any broker will make a market in the Company’s Class A Common Stock.

Attached hereto as Exhibit No. 99.1 and incorporated herein by reference is a copy of the Company’s press release issued today announcing the filing of the Company’s Information Statement.

Item 9.01  Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description

99.1	Press release dated April 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2006

SCHEID VINEYARDS INC.

	By:	/s/ Michael S. Thomsen
Michael S. Thomsen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 19, 2006.